AGREEMENT AND GENERAL RELEASE

    Agreement and General Release ("Agreement"), by and between Pascale Meyran ("Employee" or "you") and Michael Kors (USA), Inc. (together with all of its affiliates, the "Company").

1.     Irrevocable Termination of Employment. Employee acknowledges that Employee's employment with the Company is being irrevocably terminated effective September 21, 2019 (the "Termination Date"), and that after the Termination Date you shall not represent yourself as being an employee, officer, agent or representative of the Company for any purpose. The Termination Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through any "Company Entities" (as defined in paragraph 4 hereof), including but not limited to the Company’s 401(k) Plan.

2.     Payment. Following the Termination Date and in exchange for your waiver of claims against the Company Entities (described in paragraph 4) and compliance with all the other terms and conditions of this Agreement, the Company agrees to pay you severance in the gross amount of five hundred thousand U.S. dollars ($500,000) (less applicable tax withholdings and other payroll deductions). This payment will be made to you in one lump sum within thirty (30) business days after the later of the "Effective Date" of this Agreement (as defined in paragraph 19 hereof) or the Termination Date.

3.    Acknowledgment. You acknowledge and agree that the payment provided pursuant to paragraph 2 of this Agreement: (i) is in full discharge of any and all liabilities and obligations of all Company Entities to you, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between you and the Company; and (ii) is in addition to any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company. Notwithstanding the foregoing, the Company shall reimburse you for appropriate expenses incurred by you during your employment promptly after you submit appropriate documentation with respect thereto.

4.     General Release. (a) In consideration for the payment to be provided to you pursuant to paragraph 2 above, and for other valuable consideration as set forth in the Agreement, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as "Releasors"), forever release and discharge the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit and/or pension plans or funds (including qualified and non-qualified plans or funds), and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees, insurers, attorneys and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the "Company Entities") from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, which you ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which you sign this Agreement.

(b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities arising out of your employment and/or your separation from that employment, including, but not limited to, any claim under: (i) the Age Discrimination in

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Employment Act, as amended by the Older Workers Benefit Protection Act, (ii) Title VII of the Civil Rights Act of 1964 or under the Civil Rights Act of 1991, (iii) the Americans with Disabilities Act; (iv) the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law), (v) the Family and Medical Leave Act, (vi) 42 USC §§ 1981-86, (vii) the Equal Pay Act, (viii) the Sarbanes-Oxley Act of 2002, (ix) Section 922 of the Dodd-Frank Act, (x) the Federal False Claims Act, the New York State Human Rights Law; (xi) the New York City Administrative Code; (xii) the New York Labor Law; (xiii) the New York Minimum Wage Act; (xiv) the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law; and (xv) the New York City Earned Sick Time Act, as all of those statutes may have been amended. Without limiting the generality of the foregoing, this Agreement is also intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities, whether based on federal, state, or local law, statutory or decisional, arising out of your employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including, but not limited to, any claims for wrongful or retaliatory discharge, breach of contract (express, implied or otherwise), breach of the covenant of good faith and fair dealing, detrimental reliance, interference with contractual relations or any prospective business advantage, defamation, slander or libel, invasion of privacy, intentional and negligent infliction of emotional distress, false imprisonment, compensatory or punitive damages, any claims for attorneys’ fees, costs, disbursements and/or the like, any claims for wages, bonuses, or other benefits, and any claims for negligence or intentional tort.

(c) Nothing in this Agreement prevents you from providing truthful information to any governmental entity, nor does it interfere with your right to file a charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or a state or local fair employment practices agency. Nevertheless you acknowledge and agree that you hereby waive any right to seek or to share in any relief, monetary or otherwise, relating to any claim released herein whether such claim was initiated by you or not.

5.     No Prior or Pending Proceedings. You acknowledge and agree that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company Entities in any court or before any administrative or investigative body or agency and/or that you are hereby withdrawing with prejudice any such complaints, charges, or actions that you may have filed against the Company Entities. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in paragraph 4 above.

6.     Non-Disparagement. (a) You agree that you will not disparage the Company or its subsidiaries, divisions, affiliates or related business entities, or any of their respective directors, officers or employees. For the purposes of this Agreement, the term "disparage" includes, without limitation, comments or statements to the press and/or media, the Company Entities or any individual or entity with whom any of the Company Entities has a business relationship which would impair (i) the conduct of the business of any of the Company Entities or (ii) the business reputation of the Company Entities, provided that nothing herein shall be deemed to prevent you from making statements with regard to competitive products in support of efforts to market such products.

(b) Nothing in this paragraph or this Agreement shall preclude you from providing truthful information about your employment as may be required by law in response to a subpoena or court order or to a government agency in connection with any investigation it is conducting or may conduct or limit your rights not waived

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as described in paragraph 4. Additionally, for avoidance of doubt, nothing in this Agreement shall preclude you from generally describing your work responsibilities at the Company in connection with seeking future employment.

7.     Cooperation in Litigation. (a) You agree that you will cooperate with the Company and/or the Company Entities and its or their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment in which you were involved or of which you have knowledge.

(b) You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment by the Company and/or the Company Entities, you will give prompt notice of such request to the Company’s Senior Vice President, General Counsel at 11 West 42nd Street, New York, New York, 10036 and will make no disclosure until the Company and/or the Company Entities have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. However , no notice shall be required if you are prohibited from providing such notice by law or to the extent such notice would be deemed to interfere with or chill your rights not waived in paragraph 4(c).

8.    Confidentiality of Agreement. The terms and conditions of this Agreement are and shall be deemed to be confidential, and you agree, to the maximum extent permitted by applicable law, rule, code or regulation, not to disclose any thereof to any person or entity without the prior written consent of the Company, except if required by law, and to your accountants, attorneys and/or spouse. However, you acknowledge and agree that if you disclose the terms and conditions of this Agreement to your accountant, attorneys and/or your spouse, you shall inform each such person about the confidentiality provisions of this Agreement and that such disclosure is made on the condition that such information be treated as strictly confidential.

9.    Confidential Information; Non-Solicitation; Non-Compete. (a) You acknowledge that during the course of your employment with the Company and/or any of the Company Entities, you have had access to information relating to the Company and/or the Company Entities and their respective business that is not generally known by persons not employed by the Company and/or the Company Entities and that could not easily be determined or learned by someone outside of the Company and/or the Company Entities ("Confidential Information"). Except as required by law or in connection with any future ethics, legal or other investigation of wrong doing or illegality conducted by any governmental agency, you agree not to disclose or use such Confidential Information at any time in the future and you further agree not to trade in securities of the Company on the basis of material non-public information or disclose material non-public information to others who then trade in securities of the Company on the basis of such information.

(b) You further agree, subject to applicable law, for a period of two (2) years after the Termination Date, you shall not, employ or retain (or participate in or arrange for the employment or retention of) any person who was employed or retained by the Company or any of its affiliates within the one (1) year period immediately preceding such employment or retention.

(c) You agree that for a one (1) year period after the Termination Date, you will not engage in, or carry on, directly or indirectly, either for himself or as an officer or director of a corporation or as an employee, agent, associate, or consultant of any person, partnership, business or corporation, any business in competition with the business carried on by the Company or any of its affiliates in any jurisdiction in which the Company or any of its affiliates actively conduct business.

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10.    Return of Company Property. You represent that, except as may otherwise be agreed, you have returned (or will return) to the Company all property belonging to the Company and/or the Company Entities, including but not limited to laptop, cell phone, keys, card access to the building and office floors, phone card, computer user name and password, disks and/or voicemail code. You further represent that you have paid all personal charges that may have been made on any Company credit card and submitted accurate expense reports with appropriate documentation of all business expenses through the Termination Date. You further acknowledge and agree that Company shall have no obligation to make the payment referred to in paragraph 2 above unless and until you have returned all Company property as set forth above, paid all outstanding personal charges on any Company credit card, as well as all business-related expenses for which the Company has previously reimbursed you, and submitted your final expense report and documentation for all charges as set forth above.

11.    Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable. In the event the release set forth in paragraph 4 of this Agreement may be held to be invalid or unenforceable, you will, at the Company’s request, execute a new release that is valid and enforceable to effectuate the purposes of this Agreement. Additionally, you agree that if you breach the terms of paragraphs 4, 5, 6, 7, 8, 9 and/or 10, it shall constitute a material breach of this Agreement as to which the Company Entities may seek all relief available under the law.

12.    Non-Admission. This Agreement and compliance with this Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

13.    Interpretation. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

14.    Binding Agreement. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

15.    Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

16.    Entire Agreement. You understand that this Agreement constitutes the complete understanding between the Company and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities. No other promises or agreements shall be binding unless in writing and signed by both the Company and you after the Termination Date of this Agreement.

17.     Knowing and Voluntary Agreement. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider it for at least twenty-one (21) days; (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e)

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have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

18.    No Assignment of Claims. You hereby expressly warrant and represent that you are the owner of all claims released by you herein, that you have not assigned or transferred or purported to have assigned or transferred voluntarily or by operation of law or otherwise any of the claims released by you herein or any portion thereof. You further agree that you will defend, indemnify and hold harmless the Company and/or any and all of the Company Entities from any and all claims so assigned or transferred.

19.    Effective Date. You understand that you will have at least twenty-one (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. You may accept this Agreement by signing it and returning it to Krista A. McDonough, Senior Vice President, General Counsel at 11 West 42nd Street, New York, NY 10036 on or before 21 days after delivery. After executing this Agreement, you shall have seven (7) days (the "Revocation Period") to revoke this Agreement by indicating your desire to do so in writing delivered to the Company’s General Counsel at the address set forth above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payment referred to in paragraph 2 above, shall be deemed automatically null and void.

Print Name: Pascale Meyran         Date: July 9, 2019

Signature: /s/ Pascale Meyran

Michael Kors (USA), Inc.

By: /s/ John D. Idol                 Date: July 9, 2019

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